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                                    FORM 8-K

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 29549

                                 CURRENT REPORT

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 18, 2001

                      Name of Registrant: GIANT GROUP, LTD.


                  Registrant's Address: 9440 Santa Monica Blvd.
                                        Suite 407
                                        Beverly Hills, CA. 90210

                    Registrant's Phone Number: (310) 273 5678

                        State of Incorporation: Delaware

                         Commission File Number: 1-4323

                 IRS Employer Identification Number: 23-0622690

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Item 4.  Changes in Registrant's Certifying Accountant.
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     GIANT GROUP, LTD.'s ("Company") management and the Company's Audit
Committee of the Board of Directors determined that it would be in the best interest of the Company to dismiss its independent accountant BDO Seidman, LLP ("BDO") effective October 18, 2001. BDO acted as the Company's independent accountant for the year ended December 31, 2000 and for the quarters ended June 30, 2001 and March 31, 2001.

     The termination of BDO was approved by the Company's Audit Committee of the Board of Directors and is not the result of any disagreement with BDO on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure.

     BDO issued a Report dated February 13, 2001 on the Registrant's Consolidated Financial Statements for the three years ended December 31, 2000. This Report included an unqualified opinion on the Company's Consolidated Balance Sheet as of December 31, 2000. BDO could not express an opinion on the Company's Consolidated Balance Sheet as of December 31, 1999 and the Consolidated Statements of Operations, Retained Earnings and Cash Flows for the three years ended December 31, 2000. BDO was not able to apply any audit procedures related to these financial statements due to the unavailability of records of Periscope Sportswear Inc.'s ("Periscope"), one of the Registrant's wholly-owned subsidiaries. Periscope delivered peaceful possession of its assets and records to a third party and also filed a voluntary petition under Chapter 7 of the bankruptcy code in the fourth quarter of 2000. The Bankruptcy Trustee also received Periscope records.

     The Registrant's prior independent accountant, Arthur Andersen, LLP ("Arthur Andersen"), issued a Report dated April 12, 2000 on the Registrant's Consolidated Financial Statements for the year ended December 31, 1999 and a Report dual dated March 12 and 25, 1999 for the year ended December 31, 1998. Arthur Andersen's Report dated April 12, 2000 was modified to include a paragraph on the Registrant's ability to continue as a going concern. Arthur Andersen's Report did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. The Company's Audit Committee of the Board of Directors approved the dismissal of Arthur Andersen on July 19, 2000. This dismissal was not the result of any disagreement with Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure. The Company filed Form 8-K on July 26, 2000 reporting this event. The Company requested that Arthur Andersen give its consent for the Company to include their audit reports for the two years ended December 31, 1999 in any Company public filings and allow BDO to review Arthur Andersen's prior years working papers. Arthur Andersen declined this request. GIANT's management believes this request was declined because of the litigation between Arthur Andersen and the Company, related to the Company's acquisition of Periscope in 1998.

     During the Registrant's fiscal year ended December 31, 2000 and the subsequent interim periods:

     (a) BDO has not advised Registrant that internal controls necessary for the Registrant to develop reliable financial statements do not exist;

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     (b)  BDO has not advised Registrant that information came to BDO's attention that led BDO to no longer rely on Company management's representations, or that has made BDO unwilling to be associated with the financial statements prepared by Company management;

     (c) BDO has not advised Registrant that BDO needed to expand significantly the scope of its audit, or that information came to BDO's attention during such time period that if further investigated may (i) materially impact the fairness or reliability of either a previously-issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most-recent financial statements covered by an audit report or (ii) cause BDO to be unwilling to rely on Management's representations or be associated with the Registrant's financial statements; and

     (d) BDO has not advised Registrant that information came to BDO's attention of the type described in Subparagraph (c), the issue not resolved prior to BDO's dismissal.

     Information required in Subparagraph (a) thru (d) above for the Company's fiscal year ended December 31, 1999 is disclosed in the Company's Form 8-K filed on July 26, 2000.

     The Company retained Stonefield Josephson, Inc.("Stonefield") on October 19, 2001 to act as its independent accountant for the third quarter ended September 30, 2001 and the year ended December 31, 2001. Prior to the change of accounting firms, both Company management and the Company's Audit Committee of the Board of Directors did not consult Stonefield or any other accounting firm regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered.

Item 7. Financial Statements and Exhibits.
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     Exhibit 16. Letter of BDO Seidman, LLP regarding change in certifying
Accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2001                By: /s/ Pasquale A. Ambrogio
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                                    Vice-President and Chief Financial Officer